Exhibit IV

POWER OF ATTORNEY

In anticipation of my retirement, and to facilitate the transition of activities of Centerbridge Partners, L.P. and its affiliates (collectively, the “Company”) after such date, I, Mark T. Gallogly, hereby constitute and appoint each of Susanne V. Clark and William Neuenfeldt, each of whom are intended to continue to be authorized signatories of the Company after my retirement, as my true and lawful agents and attorneys-in-fact, and with full power and authority, individually or collectively, to (i) act in my name, place and stead in connection with my activities relating to ongoing operations of the Company, (ii) make, execute, deliver, swear to, acknowledge, deliver, file and record, all certificates, notices, agreements, amendments, filings, entity documents and other instruments necessary or advisable in connection with the ongoing operations of the Company, and (iii) take any other actions or perform any other acts that said attorney-in-fact shall from time to time deem necessary or advisable in connection with foregoing. For the avoidance of doubt, this Power of Attorney shall not extend to any matters with respect to my personal financial interests in the Company’s funds.

This Power of Attorney shall cease to be in force in the event and effective from and after the date that either the undersigned, Ms. Clark or Mr. Neuenfeldt ceases to be associated with Centerbridge Partners, L.P. Any third party may rely upon this document as each of Susanne Clark’s and William Neuenfeldt’s authority to continue to exercise the powers herein granted unless such third party has received actual notice of a revocation of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Power of Attorney as of this 12 day of November, 2020.

/s/ Mark T. Gallogly
Mark T. Gallogly

STATE OF NEW YORK	)
) SS:
COUNTY OF NEW YORK	)

On November 12, 2020, before me, the undersigned, a Notary Public, in and for said State, personally appeared Mark T. Gallogly personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Shomari Harris
Notary Public

[MTG General Power of Attorney Signature Pages]

I, Susanne Clark, have read the foregoing Power of Attorney. I am the person identified therein as agent for the principal named therein.

/s/ Susanne V. Clark
Susanne V. Clark

STATE OF NEW YORK	)
) SS:
COUNTY OF NEW YORK	)

On November 12, 2020, before me, the undersigned, a Notary Public, in and for said State, personally appeared Susanne V. Clark personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Shomari Harris
Notary Public

[MTG General Power of Attorney Signature Pages]

I, William Neuenfeldt, have read the foregoing Power of Attorney. I am the person identified therein as agent for the principal named therein.

/s/ William Neuenfeldt
William Neuenfeldt

STATE OF NEW YORK	)
) SS:
COUNTY OF NEW YORK	)

On November 12, 2020, before me, the undersigned, a Notary Public, in and for said State, personally appeared William Neuenfeldt personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Shomari Harris
Notary Public

[MTG General Power of Attorney Signature Pages]